Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-183664) of KAYAK Software Corporation of our report dated March 29, 2013 in relation to the financial statements and the financial statement schedule which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Stamford, Connecticut
March 29, 2013